                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            PRO-FAC COOPERATIVE, INC.

                          Pursuant to Section 12 of the
                          Cooperative Corporations Law

         The undersigned, being the President and Assistant Secretary of Pro-Fac Cooperative, Inc. (the "Corporation"), hereby certify as follows:

1. The name of the Corporation is Pro-Fac Cooperative, Inc.

2. The Certificate of Incorporation of Pro-Fac Cooperative, Inc. was filed in the office of the Secretary of State on October 17, 1960.

3. The Certificate of Incorporation is hereby amended

         (a) to create special membership interests which the Corporation shall be authorized to issue as permitted under the New York Cooperative Corporations Law and as set forth in paragraph "6"; and

         (b) to reduce the aggregate number of shares the Corporation is authorized to issue from 62,000,000 to 60,000,000 by reducing the number of authorized shares of Common Stock from 7,000,000 shares, par value $5.00 per share to 5,000,000 shares, par value $5.00 per share.

4. The text of the Certificate of Incorporation, as so amended, is hereby restated to read as herein set forth in full:

         1. The name of the Corporation is Pro-Fac Cooperative, Inc.

         2. The purposes for which the corporation is to be formed are:

         (a) To engage in activities connected with the marketing, processing, manufacture and sale of agricultural products, including, without limitation, the purchase, financing, production, manufacture, warehousing, cultivating, harvesting, preservation, drying, processing, cleansing, canning, blending, packing, grading, storing, handling, utilization, shipping, marketing, merchandising, and selling of agricultural and food products of its members and other producers and the by-products thereof.

         (b) To engage as a cooperative purchasing association in activities relating to the purchase of supplies for producers of agricultural products.

         (c) To perform services connected with the acquisition for its members of supplies and articles of common use, including livestock, equipment, machinery, food, products and family and other household and personal supplies to be used or consumed by members, their families and guests.

         (d) To do all and everything incidental and necessary for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove set forth or permitted under Sections 13 and 14 of Article 2 as limited by Article

         6 of the Cooperative Corporation Law of the State of New York, individually or as agent either alone or in association with other corporations, firms or individuals.

         3. Its duration shall be perpetual.

         4. Its business office is to be located in the County of Monroe, State of New York.

         5. The number of directors of the Corporation shall not be less than 11 nor more than 18, the exact number to be fixed from time to time in the Corporation's Bylaws.

         6. The Corporation shall have the authority to issue: (a) an aggregate of 60,000,000 shares of capital stock, consisting of 5,000,000 shares of Common Stock, par value $5.00 per share ("Common Stock"), 5,000,000 shares of Non-Cumulative Preferred Stock, par value of $25.00 per share (the "Non-Cumulative Preferred Stock"), 10,000,000 shares of Class A Preferred Stock, par value of $1.00 per share (the "Class A Preferred Stock"), 10,000,000 shares of Class B Preferred Stock, par value of $1.00 per share (the "Class B Preferred Stock"), 10,000,000 shares of Class C Preferred Stock, par value of $1.00 per share (the "Class C Preferred Stock"), 10,000 000 shares of Class D Preferred Stock, par value of $1.00 per share (the "Class D Preferred Stock") and 10,000,000 shares of Class E Preferred Stock, par value of $1.00 per share (the "Class E Preferred Stock" and, collectively, with the Non-Cumulative Preferred Stock, the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock, "Preferred Stock"); and (b) up to $30,000,000 of special membership interests, which shall have a stated value of $.01 for each $25.00 of their face amount ("Special Membership Interests").

         The following is a statement of the designations, powers, preferences and rights in respect of the classes of the capital stock and Special Membership Interests of the Corporation, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the "Board of Directors"):

DESIGNATION, PREFERENCES AND RIGHTS OF NON-CUMULATIVE PREFERRED STOCK.

                  (a) The shares of the Non-Cumulative Preferred Stock may be issued in one or more annual series, which the Board of Directors shall have the authority to establish, the shares of each such series to be designated by the year of issuance so as to distinguish them from shares of all other series.

                  The holders of the Non-Cumulative Preferred Stock shall be entitled to receive as and when declared by the Board of Directors out of funds legally available therefor dividends at such rate as may, from time to time, be determined by the Board of Directors, but not less than 6 percent per annum of the par value of such shares. Such dividends, if any, shall be non-cumulative and shall be payable at such times as shall be determined by the Board of Directors. After full non-cumulative dividends at the rate determined by the Board of Directors for the then current year shall have been declared and paid or set apart for payment to the holders of Preferred Stock, dividends may be declared and paid or set apart for payment to the holders of Common Stock and Special Membership Interests as provided herein.

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




                  Subject to the foregoing provisions, the Non-Cumulative Preferred Stock shall not be entitled to participate in any other or additional surplus or net profits of the Corporation. The Corporation shall be entitled from time to time to retire the whole or any portion or series of its Non-Cumulative Preferred Stock upon payment of the par value of such stock plus all accrued dividends unpaid at the date of such retirement. Such retirement shall be effected by payment out of funds legally available for such purpose, but no such stock shall be redeemed for cash under circumstances which would produce any impairment of the capital or capital stock of the Corporation. Such retirement shall be on such other terms and conditions as may be determined by the Board of Directors, provided that no shares of the Non-Cumulative Preferred Stock shall be retired except upon 90 days' written notice of such retirement given to the holders thereof.

                  Upon dissolution or other termination of the Corporation of its business, or the distribution of its assets, prior to any payment to the holders of the Common Stock and Special Membership Interests as provided herein, the holders of the Non-Cumulative Preferred Stock shall first receive the full par value of such stock, together with the amount of such dividends as have been declared but are unpaid as of such distribution of payment.

DESIGNATION, PREFERENCES AND RIGHTS OF CLASS A PREFERRED STOCK, THE CLASS B PREFERRED STOCK, THE CLASS C PREFERRED STOCK, THE CLASS D PREFERRED STOCK AND THE CLASS E PREFERRED STOCK; GENERAL.

                  (a) Each of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class E Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock or Class E Preferred Stock, as the case may be, and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares of each particular series of any such class of such Preferred Stock, to fix the following:

                           (i) The distinctive serial designation of such series
                  which shall distinguish it from other series;

                           (ii) The number of shares included in such series,
                  which number may be increased or decreased from time to time unless otherwise provided by the Board of Directors in creating the series;

                           (iii) The annual dividend rate (or methods of
                  determining such rate) for shares of such series, the date or dates upon which, and the form or method or payments in which, such dividends shall be payable and, subject to paragraph (c) below, the relative priority of the right to such dividends;

                           (iv) Whether dividends on the shares of such series
                  shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

                           (v) The amount or amounts which shall be paid out of
                  the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation and, subject to paragraph (c) below, the relative priority of the right to such distribution;

                           (vi) The price or prices at which, the period or
                  periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation;

                           (vii) The obligation, if any, of the Corporation to
                  purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed, in whole or in part, pursuant to such obligations;

                           (viii) The period or periods within which and the
                  terms and conditions, if any, including the price or prices or the rate or rates of conversion and the terms and conditions of any adjustments thereof, upon which the shares of such series shall be convertible at the option of the holder into shares of any class of stock or into shares of any other series of such class of preferred stock, except into share of a class having rights or preferences as dividends or distribution of assets upon liquidation which are prior or superior in rank to those of shares being converted;

                           (ix) The voting rights, if any, of the shares of such
                  series in addition to those required by law; and

                           (x) Any other relative designations, rights,
                  preferences, privileges, voting powers or limitations of the shares of the series not inconsistent herewith or with applicable law.

                  (b) All shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock, (i) shall rank senior in priority to the Common Stock and the Special Membership Interests and, as determined by the Board of Directors, on a parity with or junior in priority to the Non-Cumulative Preferred Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) shall, with respect to other shares of its class, be of equal rank with respect to all other shares of such class, regardless of series, and (iii) shall be identical in all respects except as provided in paragraph (a) above. The shares of any one series of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock or the Class E Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the shares of any series of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock or the Class E Preferred Stock shall share ratably with the shares of all other series of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock or Class E Preferred Stock, as the case may be, in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock redeemed, purchased or otherwise acquired by the Corporation (including shares surrendered for conversion) shall, as determined by the Board of Directors and subject to applicable law, be canceled and thereupon restored to the status of authorized but unissued Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock or Class E Preferred Stock, as the case may be, undesignated as to series, or retained as treasury shares.

                  (c) Except as otherwise provided by the Board of Directors in accordance with paragraph (a) above in respect of any series of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock or the Class E Preferred Stock or as otherwise expressly required by law, the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock and the Class E Preferred Stock shall have no voting rights.

                  (d) Upon dissolution or other termination of the Corporation or its business, or the distribution of its assets, the holders of each share of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock and the Special Membership Interests.

                                ****************

DESIGNATION, PREFERENCES AND RIGHTS OF CLASS A CUMULATIVE PREFERRED STOCK.

         1. CERTAIN DEFINITIONS

                  As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Business Day" means any day other than a Saturday, Sunday, national holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

                  "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

                  "Common Stock" means the Common Stock, par value $5.00 per share, of the Corporation and any other class of common stock hereafter authorized by the Corporation from time to time.

                  "Corporation" means Pro-Fac Cooperative, Inc.

                  "Cumulative Preferred Stock" means the Class A Cumulative Preferred Stock, par value $1.00 per share, of the Corporation.

                  "Dividend Payment Date" means April 30, July 31, October 31 and January 31 of each year.

                  "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

                  "Dividend Record Date" means, with respect to the dividend payable on each Dividend Payment Date, the immediately preceding April 15, July 15, October 15 or January 15 or such other record date as may be designated by the Board of Directors with respect to the dividend payable on such Dividend Payment Date; provided, however, that such record date may not be more than fifty (50) days prior to such Dividend Payment Date.

                  "Holder" means a registered holder of shares of Cumulative Preferred Stock.

                  "Initial Dividend Period" means, with respect to each share of Cumulative Preferred Stock, the dividend period commencing on the Issue Date of such share of Cumulative Preferred Stock and ending on and including the immediately succeeding Dividend Payment Date.

                  "Issue Date" means, with respect to each share of Cumulative Preferred Stock, the date upon which such share was originally issued by the Corporation.

                  "Junior Dividend Securities" has the meaning specified in
Section 3(a) hereof and includes the Common Stock and Special Membership Interests.

                  "Junior Liquidation Securities" has the meaning specified in
Section 3(a) hereof and includes the Common Stock and Special Membership Interests.

                  "Liquidation Preference" means, with respect to each share of Cumulative Preferred Stock, the Original Liquidation Preference, plus an amount in cash equal to all accrued and unpaid dividends (including an amount equal to a prorated dividend from the last Dividend Payment Date to the date such Liquidation Preference is being determined). The Liquidation Preference of a share of Cumulative Preferred Stock will increase on a daily basis as dividends accrue on such share and will decrease only to the extent such dividends are actually paid.

                  "Non-Cumulative Amount" has the meaning specified in Section 4(a) hereof.

                  "Non-Cumulative Preferred Stock" means the Non-Cumulative Preferred Stock, par value $25.00 per share, of the Corporation.

                  "Original Liquidation Preference" means $25.00 per share of Cumulative Preferred Stock.

                  "Other Class A Series" means any series of Class A Preferred Stock, par value $1.00 per share, of the Corporation other than the Cumulative Preferred Stock.

                  "Parity Dividend Securities" has the meaning specified in
Section 3(b) hereof and includes the Non-Cumulative Preferred Stock and any Other Class A Series.

                  "Parity Liquidation Securities" has the meaning specified in
Section 3(b) hereof and includes the Non-Cumulative Preferred Stock and any Other Class A Series.

                  "Quarterly Dividend Period" means the quarterly period commencing on and including the day after each Dividend Payment Date and ending on and including the immediately subsequent Dividend Payment Date.

                  "Redemption" has the meaning specified in Section 6(a) hereof.

                  "Redemption Date" has the meaning specified in Section 6(b) hereof.

                  "Redemption Notice" has the meaning specified in Section 6(b) hereof.

                  "Redemption Price" means a price per share equal to the Liquidation Preference as of the applicable Redemption Date.

                  "Replaced Securities" has the meaning specified in Section 7 hereof.

                  "Replacing Securities" has the meaning specified in Section 7 hereof.

                  "Senior Dividend Series" has the meaning specified in Section 3(c) hereof.

                  "Senior Liquidation Securities" has the meaning specified in
Section 3(c) hereof.

                  "Special Membership Interests" means the evidence of membership in the Corporation having a stated value of $.01 for each $25.00 of its face amount.

         2. DESIGNATION

                  The series of preferred stock authorized hereunder shall be designated as the "Class A Cumulative Preferred Stock." The number of shares constituting such series shall initially be 10,000,000, which number may from time to time be changed (but not above 10,000,000 or below the number then outstanding) by the Board of Directors. The par value of the Cumulative Preferred Stock shall be $1.00 per share. All shares of Cumulative Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative.

         3. RANK

                  The Cumulative Preferred Stock shall rank, with respect to priority of dividend rights or rights on liquidation, dissolution and winding-up of the affairs of the Corporation or both:

         (a) senior to all classes or series of Common Stock and Special Membership Interests of the Corporation and to any other class or series of Capital Stock (except the Non-Cumulative

Preferred Stock and any Other Class A Series) that does not expressly provide that it ranks senior to or on a parity with the Cumulative Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such junior dividend rights or junior rights upon liquidation, dissolution and winding up, collectively referred to, as the context may require, as "Junior Dividend Securities" or "Junior Liquidation Securities");

         (b) on a parity with the Non-Cumulative Preferred Stock and any Other Class A Series and each class or series of Capital Stock that expressly provides that it ranks on a parity with the Cumulative Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such parity dividend rights or parity rights upon liquidation, dissolution and winding-up, collectively referred to, as the context may require, as "Parity Dividend Securities" or "Parity Liquidation Securities"); and

         (c) junior to each class or series of Capital Stock (except any Other Class A Series) which expressly provides that it ranks senior to the Cumulative Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such senior dividend rights or senior rights upon liquidation, dissolution and winding-up collectively referred to, as the context may require, as "Senior Dividends Securities" or "Senior Liquidation Securities").

         4. DIVIDENDS. ETC.

         (a) Beginning on the applicable Issue Date, the Holders of outstanding shares of Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, dividends payable in cash at the rate per share of $0.43 per quarter and no more; provided that the dividend payable on October 31, 1995 on any shares of Cumulative Preferred Stock to holders of record thereof on October 15, 1995 shall equal $0.43 per share. All dividends shall be fully cumulative and shall accrue (whether or not earned or declared, whether or not permitted under any agreement of the Corporation and whether or not there are funds legally available therefor), without interest, from the first day of the Quarterly Dividend Period with respect to which such dividend may be payable as herein provided, except that with respect to the first dividend payable with respect to any share of Cumulative Preferred Stock, such dividend shall accrue from the applicable Issue Date; provided that with respect to the dividend payable on October 31, 1995 with respect to any share of Cumulative Preferred Stock, such dividend shall equal $0.43. All dividends shall be cumulative and shall be payable in arrears on each Dividend Payment Date commencing on the Dividend Payment Date immediately succeeding the applicable Issue Date, in preference to and with priority over dividends on Junior Dividend Securities. No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the Cumulative Preferred Stock for any period unless dividends aggregating at least the Non-Cumulative Amount have been or contemporaneously are declared on the Non-Cumulative Preferred Stock (including any dividends previously declared for the same stated dividend payment date pursuant to this sentence), payable not later than the stated dividend payment date for the Non-Cumulative Preferred Stock on or next following the date of payment of such dividend or distribution on the Cumulative Preferred Stock, and a sum has been or contemporaneously is set apart sufficient for such payment. The "Non-Cumulative Amount" means the pro rata portion of the anticipated annual dividends (in any case, not less than six percent per annum) on the Non-Cumulative Preferred Stock calculated for the period from, but not including, its immediately preceding stated dividend payment date (whether or not any dividend was paid on such date) through, and including, the date of payment of such dividend or distribution on the Cumulative Preferred Stock.

         (b) All dividends and distributions paid with respect to shares of the Cumulative Preferred Stock pursuant to Section 4(a) hereof shall be paid pro rata to the Holders entitled thereto. No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on Parity Dividend Securities for any period unless full cumulative dividends have been or contemporaneously are declared and a sum set apart sufficient for such payment on the Cumulative Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on the Parity Dividend Securities. If any dividends are not paid in full upon the shares of the Cumulative Preferred Stock and the Parity Dividend Securities, (i) all dividends declared for any period upon shares of the Cumulative Preferred Stock and the Parity Dividend Securities shall be declared pro rata so that the amount of dividends declared on the Cumulative Preferred Stock and on each class or series of the Parity Dividend Securities shall in all cases bear to each other the same ratio that accrued dividends (or, in the case of the Non-Cumulative Preferred Stock, that portion of the Non-Cumulative Amount which has not previously been declared and set apart) on the Cumulative Preferred Stock and on each class or series of Parity Dividend Securities bear to each other, and (ii) a sum shall be set apart sufficient to pay any such declared dividends which are not being paid immediately. Any dividend not paid on the Cumulative Preferred Stock pursuant to this Section 4 shall be fully cumulative and shall accrue, without interest, as set forth in Section 4(a) hereof and shall be in arrears until paid.

         (c) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Dividend Securities or make any distribution in respect thereof either directly or indirectly and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions in Junior Dividend Securities which are no higher in priority with respect to the Cumulative Preferred Stock, as to rights on liquidation, dissolution and winding-up, than the Junior Dividend Securities upon which such dividend or distribution is issued), unless on or prior to the date of declaration of such dividend or distribution on the Junior Dividend Securities full cumulative dividends have been or contemporaneously are declared in compliance with Section 4(a) hereof, and a sum set apart sufficient for such payment on the Cumulative Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividend or distribution on the Junior Dividend Securities.

         (d) Except as otherwise provided in Section 4(a) hereof with respect to the dividend payable on October 31, 1995, the amount of dividends payable on the Cumulative Preferred Stock for any period less than a full Quarterly Dividend Period (including the Initial Dividend Period) and the Non-Cumulative Amount shall be computed on the basis of twelve 30-day months and a 360-day year. Dividends shall accrue on a daily basis during each Dividend Period as provided above, and the Liquidation Preference of each outstanding share of Cumulative Preferred Stock shall be correspondingly increased on a daily basis. Each such dividend shall be payable to Holders of record as their names shall appear on the stock books of the Corporation on the Dividend Record Date for such dividends, except that dividends in arrears for any past Dividend Payment Date may be declared and paid at any time without reference to such regular Dividend Payment Date to Holders of record on such date not more than fifty (50) days prior to the date of payment as shall be determined by the Board of Directors.

         (e) Dividends shall cease to accrue in respect of any particular share of Cumulative Preferred Stock on the Redemption Date with respect thereto unless the Corporation defaults in payment of the Redemption Price with respect to such share of Cumulative Preferred Stock.

         5. PAYMENT ON LIQUIDATION

                  Upon any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of Cumulative Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to the holders of its Capital Stock an amount in cash per share equal to the Liquidation Preference determined as of the date of such liquidation, dissolution or winding-up, before any payment or other distribution is made on any Junior Liquidation Securities. Holders of Cumulative Preferred Stock shall not be entitled to any other distribution in the event of liquidation, dissolution or winding-up of the affairs of the Corporation. If upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Cumulative Preferred Stock and all Parity Liquidation Securities, then the holders of all such shares shall share equally and ratably in any distribution of assets in proportion to the full liquidation payments determined as of the date of such liquidation, dissolution or winding-up, to which each of them is entitled. For the purposes of this Section 5, neither a consolidation or merger of the Corporation with or into one or more corporations nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

         6. REDEMPTION

         (a) Redemption. The Corporation may redeem at the option of the Corporation in its sole discretion, at any time or from time to time, in whole or in part, shares of Cumulative Preferred Stock (a "Redemption") at the Redemption Price. With respect to any Redemption of fewer than all the outstanding shares of Cumulative Preferred Stock, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot, except that the Corporation may first redeem all shares held by any Holder of a number of shares not to exceed 100 as may be specified by the Corporation. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Cumulative Preferred Stock shall be redeemed from time to time.

         (b) Notice of Redemption. Notice of any Redemption of shares of Cumulative Preferred Stock shall be given by publication at least once in a newspaper printed in the English language and customarily published on each Business Day and of general circulation in the County of Monroe, State of New York and in such other local, regional or national publications, if any, as the Board of Directors may determine. Such publication shall be not more than sixty
(60) days nor less than thirty (30) days prior to the date fixed for Redemption (the "Redemption Date"). Notice of any Redemption of shares of Cumulative Preferred Stock specifying the time and place of Redemption and the Redemption Price (a "Redemption Notice"), shall also be mailed not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date in a postage prepaid envelope to each Holder of Cumulative Preferred Stock to be redeemed at the address for such Holder shown on the Corporation's Records. No failure to give such Redemption Notice nor any defect therein shall affect the validity of the procedure for the Redemption of any shares of Cumulative Preferred Stock to be redeemed. Each such Redemption Notice shall state:

                           i) the Redemption Date;

                           ii) the Redemption Price;

                           iii) the number of shares of Cumulative Preferred Stock to be redeemed and, if fewer than all the shares of Cumulative Preferred Stock held by a Holder are to be redeemed, the number of shares thereof to be redeemed from such Holder;

                           iv) the manner and place or places at which payment for the shares of Cumulative Preferred Stock offered for Redemption will be made upon presentation and surrender to the Corporation of the certificates evidencing the shares being redeemed;

                           v) that dividends on the shares of Cumulative Preferred Stock being redeemed shall cease to accrue on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price with respect to such shares; and

                           vi) that the rights of Holders of Cumulative
                           Preferred Stock as stockholders of the Corporation with respect to shares being redeemed shall terminate as of the Redemption Date unless the corporation defaults in the payment of the Redemption Price with respect to such shares.

                           Upon mailing any such Redemption Notice, the Corporation shall become obligated to redeem at the Redemption Price on the applicable Redemption Date all shares of Cumulative Preferred Stock therein specified.

         (c) On any Redemption Date, the full Redemption Price shall become payable in cash for the shares of Cumulative Preferred Stock being redeemed on such Redemption Date. As a condition of payment of the Redemption Price, each Holder of Cumulative Preferred Stock must surrender the certificate or certificates representing the shares of Cumulative Preferred Stock being redeemed to the Corporation in the manner and at the place designated in the Redemption Notice. Each surrendered certificate shall be canceled and retired. All Redemption payments will be made to the Holders of the shares being redeemed.

         (d) On any Redemption Date, unless and to the extent that the Corporation defaults in the payment of the Redemption Price for any shares called for Redemption, dividends on the Cumulative Preferred Stock called for Redemption shall cease to accumulate and all rights of Holders of such shares shall terminate, except for the right to receive the Redemption Price without interest.

         7. RESTRICTION ON REDEMPTIONS AND OTHER ACQUISITIONS OF CERTAIN STOCK

                  Except in the case of repurchases of Common Stock by the Corporation pursuant to Article II, Section 7 of the Bylaws of the Corporation, the Corporation shall not purchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of Cumulative Preferred Stock, Parity Dividend Securities, Parity Liquidation Securities, Junior Dividend Securities or Junior Liquidation Securities unless on or prior to the date of such purchase, redemption or acquisition full cumulative dividends have been or contemporaneously are declared in compliance with Section 4(a) hereof, and a sum set apart sufficient for such payment on the Cumulative Preferred Stock for all Dividend Periods terminating on or prior to such date. Notwithstanding the foregoing, the Corporation may acquire Cumulative Preferred Stock, Parity Dividend Securities, Parity Liquidation

Securities, Junior Dividend Securities or Junior Liquidation Securities (the "Replaced Securities") as a result of a reclassification, exchange or conversion of the Replaced Securities solely into or for other Capital Stock of the Corporation (the "Replacing Securities") or through the use solely of the proceeds of a substantially simultaneous sale of Replacing Securities provided in any such case that the Replacing Securities are no higher in priority with respect to the Cumulative Preferred Stock and the Non-Cumulative Preferred Stock, as to either dividend rights or rights on liquidation, dissolution and winding-up, than the Replaced Securities.

         8. VOTING RIGHTS

                  The Cumulative Preferred Stock, except as otherwise required by law, shall be non-voting.

         9. MUTILATED OR MISSING CUMULATIVE PREFERRED STOCK CERTIFICATES

                  If any of the Cumulative Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated Cumulative Preferred Stock certificate, or in lieu of and substitution for the Cumulative Preferred Stock certificate lost, stolen or destroyed, a new Cumulative Preferred Stock certificate of like tenor and representing an equivalent number of shares of Cumulative Preferred Stock, but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Cumulative Preferred Stock certificate and indemnity and bond, if requested.

         10. REISSUANCE OF CUMULATIVE PREFERRED STOCK

                  Shares of Cumulative Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of New York) have the status of authorized and unissued shares of Class A Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Class A Preferred Stock of the Corporation.

         11. BUSINESS DAY

                  If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

         12. HEADINGS OF SUBDIVISIONS

                  The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         13. SEVERABILITY OF PROVISIONS

                  If any right, preference or limitation of the Cumulative Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth herein which can be given effect without the invalid unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         14. LIMITATIONS

                  Except as may otherwise be required by law, the shares of Cumulative Preferred Stock shall not have any powers, preferences or relative participating, optional or other special rights other than those specifically set forth herein or otherwise in the Certificate of Incorporation of the Corporation.

DESIGNATION, PREFERENCES AND RIGHTS OF CLASS B, SERIES 1 10% CUMULATIVE PREFERRED STOCK

         1. CERTAIN DEFINITIONS

                  As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa) unless the context otherwise requires:

                  "Annual Dividend Period" means the annual period commencing on and including each Dividend Payment Date and ending on and including the day before the immediately subsequent Dividend Payment Date.

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Business Day" means any day other than a Saturday, Sunday, national holiday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

                  "Capital Stock" means any and all shares, interest, participations, rights or other equivalents (however designated) of corporate stock.

                  "Class A Series" means any series of Class A Preferred Stock, par value $1.00 per share, of the Corporation.

                  "Common Stock" means the Common Voting Stock, par value $5.00 per share, of the Corporation and any other class of common stock hereafter authorized by the Corporation from time to time.

                  "Corporation" means Pro-Fac Cooperative, Inc.

                  "Dividend Payment Date" means April 1 of each year.

                  "Dividend Period" means the Initial Dividend Period and thereafter each Annual Dividend Period.

                  "Dividend Record Date" means with respect to the dividend payable on each Dividend Payment Date the immediately preceding March 15 or such other record date as may be designated by the Board of Directors with respect to the dividend payable on such Dividend Payment Date.

                  "Holder" means a registered holder of shares of Series 1 Preferred Stock.

                  "Initial Dividend Period" means, with respect to each share of Series 1 Preferred Stock, the dividend period commencing on the Issue Date of such share of Series 1 Preferred Stock and ending on and including the day before the immediately succeeding Dividend Payment Date.

                  "Issue Date" means, with respect to each share of Series 1 Preferred Stock, the April 1 or October 1 upon which or next succeeding the date upon which such share was originally issued by the Corporation.

                  "Junior Dividend Securities" has the meaning specified in
Section 3(a) hereof and includes the Common Stock and Special Membership Interests.

                  "Junior Liquidation Securities" has the meaning specified in
Section 3(a) hereof and includes the Common Stock and Special Membership Interests.

                  "Liquidation Preference" means, with respect to each share of Series 1 Preferred Stock, the Original Liquidation Preference, plus an amount in cash equal to all accrued and unpaid dividends (including an amount equal to a prorated dividend from the last Dividend Payment Date to the date such Liquidation Preference is being determined). The Liquidation Preference of a share of Series 1 Preferred Stock will increase on a daily basis as dividends accrue on such share and will decrease only to the extent such dividends are actually paid.

                  "Non-Cumulative Amount" has the meaning specified in Section 4(a) hereof.

                  "Non-Cumulative Preferred Stock" means the Non-Cumulative Preferred Stock, par value $25.00 per share, of the Corporation.

                  "Original Liquidation Preference" means $10.00 per share of Series 1 Preferred Stock.

                  "Other Class B Series" means any series of Class B Preferred Stock, par value $1.00 per share, of the Corporation other than the Series 1 Preferred Stock.

                  "Parity Dividend Securities" has the meaning specified in
Section 3(b) hereof and includes the Non-Cumulative Preferred Stock, any Class A Series and any Other Class B Series.

                  "Parity Liquidation Securities" has the meaning specified in
Section 3(b) hereof and includes the Non-Cumulative Preferred Stock, any Class A Series, and any Other Class B Series.

                  "Redemption" has the meaning specified in Section 6(a) hereof.

                  "Redemption Date" has the meaning specified in Section 6(b) hereof.

                  "Redemption Notice" has the meaning specified in Section 6(b) hereof.

                  "Redemption Price" means a price per share equal to the Liquidation Preference as of the applicable Redemption Date.

                  "Replaced Securities" has the meaning specified in Section 7 hereof.

                  "Replacing Securities" has the meaning specified in Section 7 hereof.

                  "Senior Dividend Securities" has the meaning specified in
Section 3(c) hereof.

                  "Senior Liquidation Securities" has the meaning specified in
Section 3(c) hereof.

                  "Series 1 Preferred Stock" means the Class B, Series 1 10% Cumulative Preferred Stock, par value $1.00 per share, of the Corporation.

                  "Special Membership Interests" means the evidence of membership in the Corporation having a stated value of $.01 for each $25.00 of its face amount.

         2. DESIGNATION

                  The series of preferred stock authorized hereunder shall be designated as the "Class B, Series 1 10% Cumulative Preferred Stock." The number of shares constituting such series shall initially be 500,000, which number may from time to time be changed (but not above 500,000 or below the number then outstanding) by the Board of Directors. The par value of the Series 1 Preferred Stock shall be $1.00 per share. All shares of Series 1 Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative.

         3. RANK

                  The Series 1 Preferred Stock shall rank, with respect to priority of dividend rights or rights on liquidation, dissolution and winding-up of the affairs of the Corporation or both:

         (a) senior to all classes or series of Common Stock and to the Special Membership Interests of the Corporation and to any other class or series of Capital Stock (except the Non-Cumulative Preferred Stock, any Class A Series, and any Other Class B Series) that does not expressly provide that it ranks senior to or on a parity with the Series 1 Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such junior dividend rights or junior rights upon liquidation, dissolution and winding-up, collectively referred to, as the context may require, as "Junior Dividend Securities" or "Junior Liquidation Securities");

         (b) on a parity with the Non-Cumulative Preferred Stock, any Class A Series, and any Other Class B Series and each class or series of Capital Stock that expressly provides that it ranks on a parity with the Series 1 Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such parity dividend rights or parity rights upon liquidation, dissolution and winding-up, collectively referred to, as the context may require, as "Parity Dividend Securities" or "Parity Liquidation Securities"); and

         (c) junior to each class or series of Capital Stock (except any Class A Series or Other Class B Series) that expressly provides that it ranks senior to the Series 1 Preferred Stock as to dividends or upon liquidation, dissolution and winding-up, as the case may be (with respect to such senior dividend rights or senior rights upon liquidation, dissolution and winding-up, collectively referred to, as the context may require, as "Senior Dividend Securities" or "Senior Liquidation Securities").

         4. DIVIDENDS; ETC.

         (a) Beginning on the applicable Issue Date, the Holders of outstanding shares of Series 1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, but only out of funds legally available for the payment of dividends, dividends payable in cash at the rate per share of $1.00 per year and no more. All dividends shall be fully cumulative and shall accrue (whether or not earned or declared, whether or not permitted under any agreement of the Corporation and whether or not there are funds legally available therefor), without interest, from the first day of the Annual Dividend Period with respect to which such dividend may be payable as herein provided, except that with respect to the first dividend payable with respect to any share of Series 1 Preferred Stock, such dividend shall accrue from the applicable Issue Date. All dividends shall be cumulative and shall be payable in arrears on each Dividend Payment Date commencing on the Dividend Payment Date that follows the Dividend Record Date immediately succeeding the applicable Issue Date, in preference to and with priority over dividends on Junior Dividend Securities. No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the Series 1 Preferred Stock for any period unless dividends aggregating at least the Non-Cumulative Amount have been or contemporaneously are declared on the Non-Cumulative Preferred Stock (including any dividends previously declared for the same stated dividend payment date pursuant to this sentence), payable not later than the stated dividend payment date for the Non-Cumulative Preferred Stock on or next following the date of payment of such dividend or distribution on the Series 1 Preferred Stock, and a sum has been or contemporaneously is set apart sufficient for such payment. The "Non-Cumulative Amount" means the pro rata portion of the anticipated annual dividends (in any case, not less than six percent per annum) on the Non-Cumulative Preferred Stock calculated for the period from, but not including, its immediately preceding stated dividend payment date (whether or not any dividend was paid on such date) through, and including, the date of payment of such dividend or distribution on the Series 1 Preferred Stock.

         (b) All dividends and distributions paid with respect to shares of the Series 1 Preferred Stock pursuant to Section 4(a) hereof shall be paid pro rata to the Holders entitled thereto. No full dividend and no distribution shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on Parity Dividend Securities for any period unless full cumulative dividends have been or contemporaneously are declared and a sum set apart sufficient for such payment of the Series 1 Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on the Parity Dividend Securities. If any dividends are not paid in full upon the shares of the Series 1 Preferred Stock and the Parity Dividend Securities, (i) all dividends declared for any period upon shares of the Series 1 Preferred Stock and the Parity Dividend Securities shall be declared pro rata so that the amount of dividends declared on the Series 1 Preferred Stock and on each class or series of the Parity Dividend Securities shall in all cases bear to each other the same ratio that accrued dividends (or, in the case of the Non-Cumulative Preferred Stock, that portion of the Non-Cumulative Amount which has not previously been declared and set apart) on the Series 1 Preferred Stock and on each class or series of Parity Dividend Securities bear to each other, and
(ii) a sum shall be set apart sufficient to pay any such declared dividends that are not being paid immediately. Any dividend not paid on the Series 1 Preferred Stock pursuant to this Section 4 shall be fully cumulative and shall accrue, without interest, as set forth in Section 4(a) hereof and shall be in arrears until paid.

         (c) The Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Dividend Securities or make any distribution in respect thereof either directly or indirectly and whether in cash, obligations or shares of the Corporation or other property (other than dividends or distributions in Junior Dividend Securities that are no higher in priority with respect to the Series 1 Preferred Stock, as to rights on liquidation, dissolution and winding-up, than the Junior Dividend Securities upon which such dividend or distribution is issued) unless on or prior to the date of declaration of such dividend or distribution on the Junior Dividend Securities full cumulative dividends have been or contemporaneously are declared in compliance with Section 4(a) hereof, and a sum set apart sufficient for such payment on the Series 1 Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividend or distribution on the Junior Dividend Securities.

         (d) The amount of dividends payable on the Series 1 Preferred Stock for any period less than a full Annual Dividend Period (including, in some cases, the Initial Dividend Period) and the Non-Cumulative Amount shall be computed on the basis of twelve 30 day months and a 360-day year. Dividends shall accrue on a daily basis during each Dividend Period as provided above, and the Liquidation Preference of each outstanding share of Series 1 Preferred Stock shall be correspondingly increased on a daily basis. Each such dividend shall be payable to Holders of record as their names shall appear on the stock books of the Corporation on the Dividend Record Date for such dividends, except that dividends in arrears for any past Dividend Payment Date may be declared and paid at any time without reference to such regular Dividend Payment Date to Holders of record on such date not more than fifty (50) days prior to the date of payment as shall be determined by the Board of Directors.

         (e) Dividends shall cease to accrue in respect of any particular share of Series 1 Preferred Stock on the Redemption Date with respect thereto unless the Corporation defaults in payment of the Redemption Price with respect to such share of Series 1 Preferred Stock.

         5. PAYMENT ON LIQUIDATION

                  Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of Series 1 Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to the holders of its Capital Stock an amount in cash per share equal to the Liquidation Preference determined as of the date of such liquidation, dissolution or winding-up, before any payment or other distribution is made on any Junior Liquidation Securities. Holders of Series 1 Preferred Stock shall not be entitled to any other distribution in the event of liquidation, dissolution or winding-up of the affairs of the Corporation. If upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holder of outstanding shares of the Series 1 Preferred Stock and all Parity Liquidation Securities, then the holders of all such shares shall share equally and ratably in any distribution of assets in proportion to the full liquidation payments determined as of the date of such liquidation, dissolution or winding-up to which each of them is entitled. For the purposes of this Section 5, neither a consolidation or merger of the Corporation with or into one or more corporations nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

         6. REDEMPTION

         (a) Redemption. The Corporation may redeem at the option of the Corporation in its sole discretion, at any time or from time to time, in whole or in part, shares of Series 1 Preferred Stock (a

"Redemption"), at the Redemption Price. With respect to any Redemption of fewer than all the outstanding shares of Series 1 Preferred Stock, the number of shares to be redeemed and the manner of selecting the shares to be redeemed (which may be pro rata by lot by Issue Date based on whether the Holder is or has ceased to be an employee of the Corporation or a subsidiary thereof, or such other method as the Board of Directors deems appropriate) shall be determined by the Board of Directors. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Series 1 Preferred Stock shall be redeemed from time to time.

         (b) Notice of Redemption. Notice of any Redemption of shares of Series 1 Preferred Stock, specifying the time and place of Redemption and the Redemption Price (a "Redemption Notice"), shall be mailed, not more than sixty
(60) nor less than thirty (30) days prior to the date fixed for Redemption (the "Redemption Date"), in a postage prepaid envelope to each Holder of Series 1 Preferred Stock to be redeemed at the address for such Holder shown on the Corporation's records. No failure to give such Redemption Notice nor any defect therein shall affect the validity of the procedure for the Redemption of any shares of Series 1 Preferred Stock to be redeemed. Each such Redemption Notice shall state:

                           i) the Redemption Date;

                           ii) the Redemption Price;

                           iii) the number of shares of Series 1 Preferred Stock to be redeemed and, if fewer than all the shares of Series 1 Preferred Stock held by a Holder are to be redeemed, the number of shares thereof to be redeemed from such Holder;

                           iv) the manner and place or places at which payment for the shares of Series 1 Preferred Stock offered for Redemption will be made, upon presentation and surrender to the Corporation of the certificates evidencing the shares being redeemed (if such shares are certificated shares);

                           v) that dividends on the shares of Series 1 Preferred Stock being redeemed shall cease to accrue on the Redemption Date unless the Corporation defaults in the payment of the Redemption Price with respect to such shares; and

                           vi) that the rights of the Holders of Series 1 Preferred Stock as stockholders of the Corporation with respect to shares being redeemed shall terminate as of the Redemption Date unless the Corporation defaults in the payment of the Redemption Price with respect to such shares.

                           Upon mailing any such Redemption Notice, the Corporation shall become obligated to redeem at the Redemption Price on the applicable Redemption Date all shares of Series 1 Preferred Stock therein specified.

         (c) On any Redemption Date, the full Redemption Price shall become payable in cash for the shares of Series 1 Preferred Stock being redeemed on such Redemption Date. As a condition of payment of the Redemption Price, if the shares of Series 1 Preferred Stock being redeemed are certificated shares, each Holder of Series 1 Preferred Stock must surrender the certificate or certificates representing the shares of Series 1 Preferred Stock being redeemed to the Corporation in the manner and at the place designated in the Redemption Notice. Each surrendered certificate shall be canceled and retired. All Redemption payments will be made to the Holder of the shares being redeemed.

         (d) On any Redemption Date, except to the extent that the Corporation defaults in the payment of the Redemption Price of any shares called for Redemption, dividends on the Series 1 Preferred Stock called for Redemption shall cease to accumulate and all rights of Holders of such shares shall terminate except for the right to receive the Redemption Price, without interest.

         7. RESTRICTION ON REDEMPTION AND OTHER ACQUISITIONS OF CERTAIN STOCK

                  Except in the case of repurchases of Common Stock by the Corporation pursuant to Article II, Section 7 of the Bylaws of the Corporation, the Corporation shall not purchase, redeem or otherwise acquire for consideration, directly or indirectly, any shares of Series 1 Preferred Stock, Parity Dividend Securities, Parity Liquidation Securities, Junior Dividend Securities or Junior Liquidation Securities unless on or prior to the date of such purchase, redemption or acquisition full cumulative dividends have been or contemporaneously are declared in compliance with Section (4)(a) hereof, and a sum set apart sufficient for such payment, on the Series 1 Preferred Stock for all Dividend Periods terminating on or prior to such date. Notwithstanding the foregoing, the Corporation may acquire Series 1 Preferred Stock, Parity Dividend Securities, Parity Liquidation Securities, Junior Dividend Securities or Junior Liquidation Securities (the "Replaced Securities") as a result of a reclassification, exchange or conversion of the Replaced Securities solely into or for other Capital Stock of the Corporation (the "Replacing Securities"), or through the use solely of the proceeds of a substantially simultaneous sale of Replacing Securities, provided in any such case that the Replacing Securities are no higher in priority with respect to the Series 1 Preferred Stock and the NonCumulative Preferred Stock, as to either dividend rights or rights on liquidation, dissolution and winding-up, than the Replaced Securities.

         8. VOTING RIGHTS

                  The Series 1 Preferred Stock, except as otherwise required by law, shall be non-voting.

         9. MUTILATED OR MISSING SERIES 1 PREFERRED STOCK CERTIFICATES

                  If any of the Series 1 Preferred Stock certificates shall be mutilated, lost, or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated Series 1 Preferred Stock certificate, or in lieu of and substitution for the Series 1 Preferred Stock certificate lost, stolen or destroyed, a new Series 1 Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series 1 Preferred Stock, but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Series 1 Preferred Stock certificate and indemnity and bond, if requested.

         10. REISSUANCE OF SERIES 1 PREFERRED STOCK

                  Shares of Series 1 Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of New York) have the status of authorized and unissued shares of Class B Preferred Stock of the Corporation undesignated as to series and may be redesignated and reissued as part of any series of Class B Preferred Stock of the Corporation.

         11. BUSINESS DAY

                  If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

         12. HEADINGS OF SUBDIVISIONS

                  The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         13. SEVERABILITY OF PROVISIONS

                  If any right, preference or limitations of the Series 1 Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         14. LIMITATIONS

                  Except as may otherwise be required by law, the shares of Series 1 Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein or otherwise in the Certificate of Incorporation of the Corporation.

DESIGNATION, PREFERENCES AND RIGHTS OF COMMON STOCK

         Subject to the preferences, privileges and powers with respect to each class of capital stock of the Corporation having any priority over the Common Stock, and the restrictions and qualifications thereof, the holders of the Common Stock shall have and possess all rights pertaining to capital stock of the Corporation.

         1. DIVIDENDS, ETC.

                  Subject to the dividend preferences of the holders of Non-Cumulative Preferred Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Class E Preferred Stock as herein provided, the holders of Common Stock shall be entitled to receive dividends as and when declared by the Board of Directors out of funds legally available therefor in amounts per share as determined by the Board of Directors.

         2. PAYMENT ON LIQUIDATION

                  Subject to the preferences upon liquidation, dissolution or winding up of the holders of Non-Cumulative Preferred Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred

Stock, Class D Preferred Stock and Class E Preferred Stock as herein provided, in the event of any liquidation, dissolution or winding up of this Corporation whether voluntary or involuntary, holders of each share of Common Stock shall be entitled to be paid, before any sums shall be paid or any assets distributed to holders of Special Membership Interests, out of assets of the Corporation available for distribution to holders of the Corporation's capital stock, the sum of $5.00 (plus declared but unpaid dividends) per share of Common Stock. If the assets of the Corporation are insufficient to permit payment in full to the holders of Common Stock as provided in this subsection 2, then the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of shares of Common Stock according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. For the purposes of this Section 2, neither a consolidation or merger of the Corporation with or into one or more corporations nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

         3. VOTING RIGHTS. All voting rights of the Corporation shall be vested exclusively in the holders of the Common Stock. Each holder of Common Stock shall have one vote regardless of the number of such shares held by such shareholder. When two or more holders of Common Stock join in an agricultural venture which markets crops through the Corporation, the Board of Directors shall in its discretion determine whether such venture is a single agricultural enterprise for which the holders of the Common Stock who participate in the enterprise shall have one vote among them or whether the venture is a multiple enterprise entitling the holders of Common Stock who participate in the enterprise to more than one vote.

         4. MANDATORY DISPOSITION. Any holder of Common Stock who ceases to be a producer of agricultural products which he sells to the Corporation shall be obligated to dispose of his Common Stock as provided in the Bylaws of the Corporation.

DESIGNATION, PREFERENCES AND RIGHTS OF SPECIAL MEMBERSHIP INTERESTS

         Special Membership Interests shall be created effective as of a date selected by the Board of Directors of the Corporation by capitalizing the current earned surplus of the Corporation or such portion thereof as is designated by the Board of Directors and allocating the resulting interests among the current and former members of the Corporation in proportion to their respective patronage deliveries of crops to the Corporation during the six fiscal years ending on June 29, 2002. Each such Special Membership Interest shall be evidenced by a certificate issued by the Corporation, shall have a stated value of $.01 for each $25.00 of its face amount, and shall constitute a fixed obligation of the Corporation equal to its face amount for purposes of
Section 17 of the New York Cooperative Corporations Law. Special Membership Interests shall have no rights, preferences or powers except as and to the extent expressly set forth in the Certificate of Incorporation and the Bylaws of the Corporation.

         1. DIVIDENDS, ETC.

         Special Membership Interests shall carry no right to receive dividends or other current distributions from the Corporation unless and until all of the Preferred Stock of the Corporation has been redeemed or otherwise ceases to be outstanding, after which time the holders of Special Membership Interests shall be entitled to receive dividends in accordance with the terms specified in

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this Section 1. Such dividends shall be paid only when, as and if declared by the Board of Directors of the Corporation out of funds legally available for such purposes but shall be fully cumulative and shall accrue (whether or not earned or declared, whether or not permitted under any agreement of the Corporation, and whether or not there are funds legally available therefor), without interest, from the first day of each subsequent Quarterly Dividend Period. All such dividends on the Special Membership Interests shall accrue at a rate of one and one-half percent (1 1/2%) per quarter and shall be payable in arrears on each subsequent Dividend Payment Date in preference to and with priority over any dividends on the Common Stock of the Corporation. For these purposes, a "Dividend Payment Date" means April 30, July 31, October 31 and January 31 of each year, and a "Quarterly Dividend Period" means the quarterly period commencing on and including the day after each Dividend Payment Date and ending on and including the immediately subsequent Dividend Payment Date.

         2. PAYMENT ON LIQUIDATION

         (a) Upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of Special Membership Interests will be entitled to receive out of the assets of the Corporation available for distribution an amount in cash equal to the face value of their respective Special Membership Interests, plus an amount in cash equal to all accrued and unpaid dividends thereon (including an amount equal to a prorated dividend from the last Dividend Payment Date to the date of the liquidating payment), after all liquidating payments or other distributions are made with respect to the Preferred Stock and the Common Stock of the Corporation. Holders of Special Membership Interests shall not be entitled to any other distribution in the event of liquidation, dissolution or winding-up of the affairs of the Corporation. If upon any liquidation, dissolution or winding-up of the affairs of the Corporation, the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of Special Membership Interests then they shall share equally and ratably in any distribution of assets in proportion to the full liquidation payments determined as of the date of such liquidation, dissolution or winding-up, to which each of them is entitled. For the purposes of this Section 2, neither a consolidation or merger of the Corporation with or into one or more corporations nor a sale, lease, exchange or transfer of all or substantially all of the Corporation's assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

         (b) After payment to the holders of Special Membership Interests as herein provided, any remaining assets shall be distributed as provided in the Bylaws of the Corporation.

         3. REDEMPTION

         (a) Redemption. In the event of (i) the redemption of all of the Preferred Stock and (ii) (A) the sale of all or substantially all of the stock of Agrilink Foods, Inc. ("Agrilink") in response to a purchase offer from a purchaser or a group of purchasers acting in concert, (B) the sale, lease, exchange or transfer of all or substantially all of the assets of Agrilink, (C) the consolidation or merger of Agrilink with or into one or more other corporations, or (D) the liquidation, dissolution or winding-up of Agrilink, unless the transaction described in this clause (ii) results in the Corporation and Vestar Capital Partners maintaining their respective ownership interests in, and control over, Agrilink or a successor entity formed in connection with such transaction, the Corporation may, at the option of the Corporation in its sole discretion, at any time and from time to time, redeem, in whole or in part, the Special Membership Interests for a redemption price in cash equal to the face value of such Special Membership Interests plus an amount in cash equal to all accrued and unpaid dividends thereon (including an amount equal to a partial dividend from the last Dividend Payment Date to the date of the redemption payment). With respect to any redemption of fewer than all the Special Membership Interests, the portion to be redeemed shall be determined by the Board of Directors of the Corporation and shall be selected pro rata or by lot. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which Special Membership Interests shall be redeemed, provided that if any Common Stock of the Corporation is to remain outstanding after any such redemption of Special Membership Interests, such redemption may proceed only if the Board of Directors first establishes a reserve in an amount equal to the amount that would then be payable to the holders of such outstanding Common Stock if the Corporation were then liquidated, on such terms as the Board of Directors deems sufficient.

         (b) Notice of Redemption. Notice of any redemption of Special Membership Interests shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in the County of Monroe, State of New York and in such other local, regional or national publications, if any, as the Board of Directors of the Corporation may determine. Such publication shall be not more than sixty (60) days nor less than thirty (30) days prior to the date fixed for redemption (the "Redemption Date"). Notice of any redemption of Special Membership Interests specifying the time and place of redemption and the redemption price (a "Redemption Notice"), shall also be mailed not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date in a postage prepaid envelope to each holder of Special Membership Interests to be redeemed at the address for such holder shown on the Corporation's records. No failure to give such Redemption Notice nor any defect therein shall affect the validity of the procedure for the redemption of any Special Membership Interests to be redeemed. Each such Redemption Notice shall state:

                           i)       the Redemption Date;

                           ii)      the redemption price;

                           iii) the amount of Special Membership Interests to be redeemed and, if fewer than all the Special Membership Interests held by a holder are to be redeemed, the portion thereof to be redeemed from such holder;

                           iv) the manner and place or places at which payment for the Special Membership Interests offered for redemption will be made upon presentation and surrender to the Corporation of the certificates evidencing the Special Membership Interests being redeemed;

                           v) that dividends on the Special Membership Interests being redeemed shall cease to accrue on the Redemption Date unless the Corporation defaults in the payment of the redemption price with respect to such Special Membership Interests; and

                           vi) that the rights of holders of Special Membership Interests with respect to Special Membership Interests being redeemed shall terminate as of the Redemption Date unless the Corporation defaults in the payment of the redemption price with respect to such Special Membership Interests.

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




                           Upon mailing any such Redemption Notice, the Corporation shall become obligated to redeem at the redemption price on the applicable Redemption Date all Special Membership Interests therein specified.

         (c) On any Redemption Date, the full redemption price shall become payable in cash for the Special Membership Interests being redeemed on such Redemption Date. As a condition of payment of the redemption price, each holder of Special Membership Interests must surrender the certificate or certificates representing the Special Membership Interests being redeemed to the Corporation in the manner and at the place designated in the Redemption Notice. Each surrendered certificate shall be canceled and retired. All redemption payments will be made to the holders of the Special Membership Interests being redeemed.

         (d) On any Redemption Date, unless and to the extent that the Corporation defaults in the payment of the redemption price for any Special Membership Interests called for redemption, dividends on the Special Membership Interests called for redemption shall cease to accumulate and all rights of holders of such Special Membership Interests shall terminate, except for the right to receive the redemption price without interest.

         4. VOTING RIGHTS

                  The Special Membership Interests shall be non-voting, except that the holders thereof shall be entitled to vote as a class on any proposed amendment to the Certificate of Incorporation or Bylaws of the Corporation that would alter or change in any way, directly or indirectly, the rights, preferences, powers or privileges of the Special Membership Interests, including, but not limited to, the creation of any new class of membership interests having a preference over or on parity with the Special Membership Interests and any increase in the authorized amount of Special Membership Interests.

         5. MUTILATED OR MISSING SPECIAL MEMBERSHIP INTEREST CERTIFICATES

                  If any of the Special Membership Interest certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated Special Membership Interest certificate, or in lieu of and substitution for the Special Membership Interest certificate lost, stolen or destroyed, a new Special Membership Interest certificate of like tenor and representing an equivalent Special Membership Interest, but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Special Membership Interest certificate and indemnity and bond, if requested.

         6. SEVERABILITY OF PROVISIONS

                  If any right, preference or limitation of the Special Membership Interests set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth herein which can be given effect without the invalid unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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




         7. LIMITATIONS

         Except as may otherwise be required by law, the Special Membership Interests shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth herein or in the Bylaws of the Corporation.

                                ****************

         7. The following provisions are adopted for the regulations of the business and conduct of the affairs of the Corporation.

         (a) No transaction, right or liability entered into, enjoyed or incurred by or in respect of the Corporation, shall be affected by the fact that any director or directors of the Corporation are or may have been personally interested in or concerning the same, and each director of the Corporation is hereby relieved of any and all liability which otherwise might prevent him from contracting with the Corporation for the benefit of himself or any firm, association or corporation, in which in any way he may be interested.

         (b) The Board of Directors may, from time to time, sell any or all of the unissued capital stock of the Corporation, whether the same be any of the original authorized capital or of any increase thereof, without first offering the same to the stockholders then existing, and all such sales may be made upon such terms and conditions as the Board of Directors may be deemed advisable, and may restrict a purchase, sale, distribution, transfer, owning and holding of stock as fully and to the extent as authorized by the New York Cooperative Corporations Law.

         (c) The earnings and savings of the Corporation, after payment of dividends as aforesaid and after deduction of reserve and other funds in amounts required or permitted by law to be established, shall be distributed, whether in the form of stock, cash, or evidence of indebtedness, or notices of equity or participation or in services, proportionately and equitably among the persons for whom it does business, on the basis of the amount of sales, purchases or other services, rendered to or by such persons, and within the limits of law, in accordance of the Bylaws of the Corporation.

         (d) No director of the Corporation shall be personally liable to the Corporation or to any member or shareholder for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to such director establishes: (i) that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or (ii) that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (iii) that the director's acts violated Section 719 of the New York Business Corporation Law. If the New York Business Corporation Law or Cooperative Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the New York Business Corporation Law and Cooperative Corporation Law, as so amended.

         8. The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of such process served upon him is: c/o C T Corporation System, 111 Eighth Avenue, New York, New York 10011. C T Corporation System, 111 Eighth Avenue,

New York, New York 10011 is further designated as the registered agent of the Corporation upon whom process against it may be served.

5. This amendment and restatement does not provide for any change in issued shares, but does provide for a reduction of authorized shares from 62,000,000 to 60,000,000 by reducing the number of authorized shares of Common Stock from 7,000,000 shares, par value $5.00 per share to 5,000,000 shares, par value $5.00 per share through the elimination of 2,000,000 previously authorized but unissued shares. This amendment and restatement does not result in any reduction in stated capital.

6. The amendment and restatement of the certificate of incorporation was authorized by vote of a majority of the Board of Directors at a meeting duly convened and held June 6, 2002, and was ratified and authorized by the members of the Corporation at a meeting duly convened and held on July 22, 2002.

IN WITNESS WHEREOF, we have made and subscribed this certificate this 8th day of August, 2002.

                                                     /s/ Bruce R. Fox
                                                     ---------------------------
                                                     Bruce R. Fox, President

State of Michigan      )
                       )ss:
County of Oceana       )


                    On this 8th day of August, 2002, before me personally appeared Bruce R. Fox, to me personally known, who, being by me duly sworn did depose and say that he is the President of Pro-Fac Cooperative, Inc., the corporation described in the foregoing certificate, and that he has been authorized to execute and file such certificate by the votes required by Section 12 of the New York Cooperative Corporations Law and in the manner therein prescribed.

                                       /s/ Gregory A. Siebert
                                       ---------------------------

                                       /s/ David M. Mehalick
                                       ---------------------------
                                       David M. Mehalick, Assistant Secretary



State of New York )
                  )ss:
County of Monroe  )


                    On this 8th day of August, 2002, before me personally appeared David M. Mehalick, to me personally known, who, being by me duly sworn did depose and say that he is the Assistant Secretary of Pro-Fac Cooperative, Inc., the corporation described in the foregoing certificate, and that he has been authorized to execute and file such certificate by the votes required by
Section 12 of the New York Cooperative Corporations Law and in the manner therein prescribed.

                                       /s/ Julia H. McMaster
                                       ----------------------------

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            PRO-FAC COOPERATIVE, INC.

           Pursuant to Section 12 of the Cooperative Corporations Law

                                HARRIS BEACH LLP
                                 99 Garnsey Road
                            Pittsford, New York 14534


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